Award No. 00007863

Exhibit 10.10

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of February 20, 2019 (the “Date of Grant”), is entered into by and between GUESS?, INC., a Delaware corporation (the “Company”), and Carlos E. Alberini (the “Grantee”).

RECITALS

WHEREAS, the Company maintains the Guess?, Inc. 2004 Equity Incentive Plan (as Amended and Restated as of May 19, 2017) (the “Plan”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant a restricted stock unit award (this “Award”) to the Grantee under the Plan in order to increase Grantee’s participation in the success of the Company;

NOW, THEREFORE, the parties hereto agree as follows:

1.
Definitions; Incorporation of Plan Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, except where a capitalized term is defined in the Executive Employment Agreement between the Company and the Grantee, dated January 27, 2019 (the “Employment Agreement”), and this Agreement indicates the definition used in the Employment Agreement shall apply for purposes of this Agreement as well. This Award and all rights of the Grantee under this Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. Except as specifically provided in this Agreement, in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.

2.
Grant of Restricted Stock Units. The Company hereby grants to the Grantee as of the Date of Grant (set forth above) a right to receive 250,000 shares of the Company’s common stock subject to the terms, conditions, and restrictions set forth herein (the “Restricted Stock Units”). As used herein, the term “Restricted Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), solely for purposes of the Plan and this Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the number of shares of Common Stock to eventually be delivered to the Grantee if such Restricted Stock Units vest pursuant to this Agreement. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind. The Grantee shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 4 with respect to Dividend Equivalent Rights) and no voting rights with respect to the Restricted Stock Units and any shares of Common Stock underlying or issuable in respect of such Restricted Stock Units (“Award Shares”) until such shares of Common Stock are actually issued to and held of record by the Grantee.

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This Award is in complete satisfaction of the Grantee’s right to receive an “Initial Restricted Stock Unit Award” (as such term is defined in the Employment Agreement) pursuant to Section 6(b) of the Employment Agreement.

3.	Vesting.

A.
Subject to the performance condition set forth in Section 3(B) below and except as otherwise expressly provided in Sections 7 and 8 herein, this Award shall vest as to (i) 25% of the Restricted Stock Units on the first anniversary of the Date of Grant (the “First Tranche”), (ii) 25% Restricted Stock Units on the second anniversary of the Date of Grant (the “Second Tranche”), (iii) 25% Restricted Stock Units on the third anniversary of the Date of Grant (the “Third Tranche”), and (iv) 25% Restricted Stock Units on the fourth anniversary of the Date of Grant (the “Fourth Tranche” and, together with the First Tranche, the Second Tranche and the Third Tranche, the “Tranches); provided that Grantee has been continuously in Service with the Company from the Date of Grant through each applicable vesting date. The applicable date on which each Tranche vests pursuant to the foregoing sentence is referred to as a “Vesting Date.” Except as specifically provided herein, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting. As used herein, the term “Service” means employment by the Company or a Subsidiary (the date that the Grantee’s Service with the Company terminates is referred to as the “Severance Date”).

B.
No portion of this Award shall vest notwithstanding satisfaction of the continued Service requirement for vesting described in Section 3(A) above unless the Committee certifies, following the end of the Company’s 2020 fiscal year, that the Company achieved Total Company Revenues (as defined below) for the Company’s 2020 fiscal year (the “Performance Period”) equal to or above the level established by the Committee with respect to the Award in connection with the grant of the Award; provided, however, that if either a “Change in Control” (as defined in the Employment Agreement) or the death or “Disability” (as defined in the Employment Agreement) of the Grantee occurs before the last day of the Performance Period, the performance requirement of this Section 3(B) shall be deemed met as of the date of such event. If such performance requirement is not met (and no such Change in Control, death or Disability occurs before the last day of the Performance Period), this Award and the Restricted Stock Units subject hereto shall terminate and be cancelled as of the last day of the Performance Period.

C.
For purposes of this Award, “Total Company Revenues” means: the Company’s total revenues for the Performance Period as calculated in accordance with generally accepted accounting principles (“GAAP”), but adjusted to (i) exclude the financial statement impact of changes in accounting standards or methods that are implemented during the FY 2020 Performance Period in accordance with GAAP (to the extent not taken into account by the Committee when it established the goals) and (ii) eliminate the impact of currency fluctuations as and to the extent provided

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by the constant currency methodology approved by the Committee in connection with the grant of this Award.

4.
Dividend Equivalents. If a cash dividend is paid with respect to the Common Stock while any Restricted Stock Units subject to the Award are outstanding, the Grantee shall be credited with an amount in cash equal to the dividends the Grantee would have received if he had been the owner of the shares of Common Stock subject to such outstanding Restricted Stock Units; provided, however, that no amount shall be credited with respect to shares that have been delivered to the Grantee as of the applicable dividend record date. Any amounts credited under this Section 4 (“Dividend Equivalents”) shall be subject to the same terms and conditions as the Restricted Stock Units to which they relate and shall vest and be paid (or, if applicable, be forfeited) at the same time as the Restricted Stock Units to which they relate.

5.
Delivery of Shares. Except as otherwise provided in Section 8 below with respect to a Change in Control, the Company shall deliver or cause to be delivered to the Grantee the number of Award Shares subject to the First Tranche that vest pursuant to the terms hereof within ten days following certification by the Committee of the satisfaction of the performance criteria set forth in Section 3(B) (and in no event later than 74 days following the end of the Performance Period), the number of Award Shares subject to the Second Tranche that vest pursuant to the terms hereof on (or within three business days following) the second anniversary of the Date of Grant, the number of Award Shares subject to the Third Tranche that vest pursuant to the terms hereof on (or within three business days following) the third anniversary of the Date of Grant, and the number of Award Shares subject to the Fourth Tranche that vest pursuant to the terms hereof on (or within three business days following) the fourth anniversary of the Date of Grant. Any Dividend Equivalents described in Section 4 above related to such Award Shares shall be paid in cash at the same time as the delivery of the Award Shares under this Section 5. Notwithstanding the foregoing: (a) in the event of the Grantee’s death or Disability (as such term is defined for purposes of Section 409A of the Code), then such shares shall be settled as soon as administratively practicable after (and in all events within 90 days after) such event; and (b) in the event of the Grantee’s “separation from service” (as such term is defined for purposes of Code Section 409A) upon or within two years following a Section 409A Change in Control (as such term is defined in Section 8(A)), then such shares shall be settled as soon as administratively possible after (and in all events within ten days after) such event (subject to Section 10(C)).

6.
Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number of Restricted Stock Units and the number and kind of securities subject to the Award.

7.	Effect of Certain Cessations of Service.

A.
Death or Disability. In the event of the Grantee’s “Disability” (as defined in the Employment Agreement) or death while in Service before the fourth anniversary of the Date of Grant, the continued Service vesting requirement set forth under Section 3(A) of this Award shall be deemed to be satisfied, and any then-outstanding

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Restricted Stock Units shall be deemed vested (subject to Section 3(B) of this Award), as to a pro-rata portion of the Restricted Stock Units subject to this Award that were otherwise scheduled to vest on the next regularly scheduled Vesting Date under Section 3(A) after the Grantee’s Severance Date determined by multiplying (1) the total number of such Restricted Stock Units subject to this Award that were otherwise scheduled to vest on the next regularly scheduled Vesting Date under Section 3(A) after the Grantee’s Severance Date by (2) the Pro-Rata Fraction. As used herein, the “Pro-Rata Fraction” means the fraction obtained by dividing (i) the total number of days the Grantee was in Service with the Company following the last regularly scheduled Vesting Date under Section 3(A) (or, if there is no prior Vesting Date in the circumstances, following the Date of Grant) that occurred prior to the Grantee’s Severance Date through and including the Severance Date, by (ii) the total number of calendar days following the last regularly scheduled Vesting Date under Section 3(A) (or, if there is no prior Vesting Date in the circumstances, following the Date of Grant) through and including the Vesting Date that was next scheduled to occur after the Grantee’s Severance Date. Notwithstanding the foregoing, this Section 7(A) shall not apply to this Award if the Grantee’s Severance Date occurs on a Vesting Date. For purposes of clarity, any Restricted Stock Units that vest pursuant to the preceding sentence shall still be paid at the applicable time set forth in Section 5. Any Restricted Stock Units subject hereto as of the Severance Date that are not vested after giving effect to the foregoing provisions of this Section 7(A) shall terminate and be cancelled as of the Severance Date.

B.
Termination without Cause or for Good Reason. In the event that the Grantee’s employment by the Company is terminated (a) by the Company without “Cause” (as defined in the Employment Agreement), (b) by the Grantee for “Good Reason” (as defined in the Employment Agreement), or (c) upon expiration of the “Employment Term” (as defined in the Employment Agreement) then in effect by reason of the Company’s delivery of a non-renewal notice pursuant to Section 2 of the Employment Agreement if the Company did not have Cause to deliver such non-renewal notice, the continued Service vesting requirement set forth under Section 3(A) of this Award shall be deemed to be satisfied and any then-outstanding Restricted Stock Units shall be deemed vested (subject to Section 3(B) of this Award); provided, however, that in the event such termination of employment occurs prior to the end of the Performance Period, this Award shall remain outstanding following the Severance Date until the end of the Performance Period and, if the performance condition set forth in Section 3(B) is satisfied, any then-outstanding Restricted Stock Units shall be deemed vested following certification by the Committee of the satisfaction of the performance criteria set forth in Section 3(B) and, if such performance condition is not satisfied, such Restricted Stock Units shall terminate and be cancelled. For purposes of clarity, any Restricted Stock Units that vest pursuant to the preceding sentence shall still be paid at the applicable time set forth in Section 5. Notwithstanding the foregoing, the accelerated vesting provisions of this Section 7(B) are subject to the Grantee’s satisfaction of the Release requirement of Section

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9(e) of the Employment Agreement in connection with the termination of his Service and, if such requirement is not timely satisfied, Section 7(C) shall apply.

C.
Other Termination of Service. If the Grantee’s Service terminates for any other reason, this Award and the Restricted Stock Units subject hereto, to the extent outstanding and unvested as of the Severance Date, shall terminate and be cancelled as of the Severance Date. Sections 14(a) and 14(b) of the Plan shall not apply to the Award

8.
Change in Control. Notwithstanding anything to the contrary in Section 3, Section 5 or Section 7 of this Agreement or any provision of the Plan, the following provisions shall apply upon a Change in Control (as defined in the Employment Agreement):

A.
If a Change in Control occurs and the then-outstanding and unvested portion of this Award is not continued following such event or assumed or converted into restricted stock units of any successor entity to the Company or a parent thereof (the “Successor Entity”), the continued Service vesting requirement set forth under Section 3(A) of this Award shall be deemed to be satisfied, the outstanding Restricted Stock Units subject to such portion shall be deemed vested, and such Restricted Stock Units shall be settled at the time(s) otherwise provided in Section 5; provided that if such Change in Control constitutes a “change in the ownership or effective control” of the Company, or a change “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code (a “Section 409A Change in Control”), outstanding and vested Restricted Stock Units (including any that vest pursuant to the foregoing provisions of this sentence) and related Dividend Equivalents shall be settled upon or as soon as practicable after the date of such Change in Control to the extent such acceleration of payment can be made in accordance with Treas. Reg. §1.409A-3(j)(4)(ix) (or other exemption from the general prohibitions on accelerations of payments under Section 409A of the Code) and not result in any tax, penalty or interest under Section 409A of the Code. In connection with any such Change in Control where payment of outstanding Restricted Stock Units subject to the Award will not be made in connection with the Change in Control, the Committee may make provision for such Restricted Stock Units to become payable in cash based on the Fair Market Value of a share of Common Stock at the time of such Change in Control (with interest for the period from the date of such Change in Control to the applicable payment date at such rate as determined by the Committee based on the interest earned by interest bearing, FDIC insured deposits) as opposed to being payable in securities.

B.
If the then-outstanding and unvested portion of this Award is continued following such event or is assumed or converted into restricted stock units of any Successor Entity, the continued Service requirement set forth in Section 3(A) above (and the accelerated vesting provisions set forth in Section 7 above) shall continue to apply following such Change in Control, and any portion of the Award that vests pursuant to such provisions shall be settled as provided in Section 5 of this Agreement.

Section 17 of the Plan shall not apply with respect to the Award.

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9.
Restrictions on Transfer. The Grantee may not sell, assign, transfer, pledge, encumber or otherwise alienate, hypothecate or dispose of this Award or the Grantee’s right hereunder to receive Award Shares, except as otherwise provided in the Committee’s sole discretion consistent with the Plan and applicable securities laws.

10.	Taxes.

A.
Subject to the Company’s ability to comply with applicable laws, rules, and regulations, and unless the Grantee has provided in advance of the applicable withholding event sufficient cash to cover the applicable withholding obligations, upon any distribution of shares of Common Stock in respect of the Award, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (at the time of such withholding, based on the last closing price (in regular trading) of a share of the Company’s common stock on the New York Stock Exchange available at the time of such withholding) to satisfy any withholding obligations (including both income tax and the Grantee’s portion of employment tax withholding obligations) of the Company or its Subsidiaries with respect to such distribution of shares.  In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Award, the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

B.
It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) (“Code Section 409A”) so as not to subject the Grantee to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Grantee.

C.
If the Grantee is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Grantee’s “separation from service” (as such term is defined for purposes of Code Section 409A), the Grantee shall not be entitled to any payment or benefit pursuant to this Award until the earlier of (i) the date which is six (6) months after the Grantee’s separation from service for any reason other than death, or (ii) the date of the Grantee’s death. The provisions of this Section 10(C) shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A. Any amounts otherwise payable to the Grantee upon or in the six (6) month period following the Grantee’s separation from service that are not so paid by reason of this Section 10(C) shall be paid (without interest, except as otherwise provided for in Section 8(A)) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Grantee’s separation from service (or, if

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earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Grantee’s death). For avoidance of doubt, Dividend Equivalents under Section 4 shall continue to be credited during the period of such six-month delay until the vested Restricted Stock Units are actually settled.

11.
Compliance. The Grantee hereby agrees to cooperate with the Company, regardless of Grantee’s employment status with the Company, to the extent necessary for the Company to comply with applicable state and federal laws and regulations relating to the Restricted Stock Units.

12.
Notices. Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Stock Plan Administration, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.

13.
Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

14.
Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law.  For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Agreement is made and/or to be performed.

15.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future restricted stock or restricted stock units that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.	Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by both parties.

18.	Agreement Not a Contract of Employment. Neither the grant of the Restricted Stock Units, this Agreement nor any other action taken in connection herewith shall constitute or be

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evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary of the Company.

19.
Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock Units.

20.	Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

21.
Clawback Policy. This Award is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Award or any shares of Common Stock or other cash or property received with respect to the Award (including any value received from a disposition of the shares acquired in respect of the Award).

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.
GUESS?, INC.,
a Delaware corporation

By: /s/ Jason T. Miller
Print Name: Jason T. Miller
Its: Secretary
GRANTEE
/s/ Carlos E. Alberini
Signature

Carlos E. Alberini
Print Name

Employee ID

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MARITAL STATUS
    I AM NOT MARRIED.

I AM MARRIED AND HAVE INFORMED MY SPOUSE OF THIS EQUITY GRANT. (Please have your spouse sign the Consent of Spouse section below.)

GRANTEE
/s/ Carlos E. Alberini
Signature

Carlos E. Alberini
Print Name

CONSENT OF SPOUSE
In consideration of the execution of the foregoing Restricted Stock Unit Agreement by Guess?, Inc., a Delaware corporation, I, _____________________________, the spouse of the Grantee therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Unit Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:    ___________________

Signature of Spouse

Print Name

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